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                                                                    EXHIBIT 23.6

                    Consent of Shearer, Taylor & Co., P.A.

      We consent to the inclusion in the Registration Statement of SpectraSite Holdings, Inc. on Form S-4 (which includes the proxy statement of Westower Corporation) of our report dated March 5, 1998, on our audit of the financial statements of Summit Communications, LLC as of December 31, 1997 and the period from May 24, 1997 (inception) to December 31, 1997, and to the reference to our firm in the prospectus under the caption "Experts."

/s/ Shearer, Taylor & Co., P.A.
August 9, 1999